Exhibit 99.1

303 International Circle Suite 200 Hunt Valley, MD 21030	P: 410.427.1700 F: 410.427.8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

Omega Healthcare Announces Tender Offer for Outstanding
4.375% Notes due 2023

HUNT VALLEY, MARYLAND – March 3, 2021 – Omega Healthcare Investors, Inc. (NYSE: OHI) (“Omega”) today announced that it commenced a tender offer (the “Tender Offer”) to purchase for cash up to an aggregate principal amount of $250 million (the “Aggregate Maximum Tender Amount”) of its 4.375% Senior Notes due 2023 (the “Notes”).

Title of Note	CUSIP Number	Principal Amount Outstanding	Aggregate Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (1)(2)	Applicable Par Call Date
4.375% Senior Notes due 2023	681936BJ8	$700 million	$250 million	1.65% UST due 5/31/2023	FIT5	+50 bps	$30	June 1, 2023

(1)	Per $1,000 principal amount.

(2)	The Total Consideration for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the Fixed Spread (as defined below) and is inclusive of the Early Tender Premium.

The Tender Offer consists of an offer to purchase the Notes for cash, on the terms and conditions set forth in the offer to purchase, dated March 3, 2021 (as the same may be amended or supplemented, the “Offer to Purchase”). Subject to the Aggregate Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offer, including a financing condition, Omega will accept for purchase on the Early Settlement Date, if any, or the Final Settlement Date (each as defined in the Offer to Purchase), as applicable, Notes validly tendered in the Tender Offer.

Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time. Accordingly, if the Aggregate Maximum Tender Amount is reached in respect of tenders of Notes made at or prior to the Early Tender Time, no Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Aggregate Maximum Tender Amount is increased by Omega, in its sole discretion, subject to proration.

The Tender Offer will expire at 11:59 p.m., New York City Time, at the end of March 30, 2021, or any other date and time to which Omega extends the Tender Offer (such time and date, as it may be extended, the “Expiration Time”), unless the Tender Offer is earlier terminated. Holders of the Notes must validly tender and not validly withdraw the Notes prior to or at 5:00 pm, New York City Time, on March 16, 2021 (such date and time, as it may be extended, the “Early Tender Time”), to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”), plus Accrued Interest (as defined below). Holders of the Notes who validly tender their Notes after the Early Tender Time but prior to or at the Expiration Time will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Premium plus Accrued Interest.

Subject to applicable law, Omega may increase or decrease the Aggregate Maximum Tender Amount in its sole discretion. Subject to applicable law, Omega may increase or decrease the Aggregate Maximum Tender Amount without extending the Withdrawal Deadline (as defined below).

The Notes may be validly withdrawn at any time prior to, but not after, 5:00 pm, New York City Time, on March 16, 2021 (such date and time, as it may be extended, the “Withdrawal Deadline”). Subject to applicable law, Omega may increase or decrease the Aggregate Maximum Tender Amount without extending the Withdrawal Deadline.

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, on March 17, 2021, unless extended or the Tender Offer is earlier terminated.

Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Time will, if not previously paid for on an earlier settlement date, if applicable, be made on a date promptly following the Expiration Time, which is currently anticipated to be March 30, 2021, the second business day after the Expiration Time. Omega reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Time on an earlier settlement date, which, if Omega so elects, is currently anticipated to be March 18, 2021, provided that the conditions to the Tender Offer have been satisfied or waived.

Holders of the Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as more fully set forth in the Offer to Purchase. The Tender Offer is not subject to minimum tender conditions.

Information Relating to the Tender Offer

The Offer for Purchase is being distributed to holders beginning today. Credit Agricole Securities (USA) Inc. is serving as the Lead Dealer Manager for the Tender Offer. Investors with questions regarding the Tender Offer may contact the Lead Dealer Manager by phone at (866) 807-6030 (Toll Free) or (212) 261-7802 (Collect), by email at us.liabilitymanagement@ca-cib.com, or by mail addressed to Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, 17th Floor, New York, NY 10019, Attention: Debt Capital Markets/Liability Management.

None of Omega or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Omega nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Tender Offer, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at https://www.gbsc-usa.com/omega/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll free at (866) 470-4300 (bankers and brokers can call collect at (212) 430-3774).

About Omega

Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the United States, as well as in the United Kingdom. More information on Omega is available at www.omegahealthcare.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) the impact of novel coronavirus (“COVID-19”) on our business and the business of our operators, including without limitation, the extent and duration of the COVID-19 pandemic, increased costs experienced by operators of skilled nursing facilities and assisted living facilities in connection therewith, and the extent to which continued government support may be available to operators to offset such costs and the conditions related thereto; (iii) the ability of our operators to comply with the terms and conditions pursuant to which government support may be available; (iv) the risk Omega may not complete this offering in a timely fashion or at all, and (v) those risks and uncertainties associated with Omega’s business described in its Annual Report on Form 10-K filed on February 28, 2020 and its subsequent filings with the Securities and Exchange Commission. Although Omega believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Omega can give no assurance that the expectations will be attained or that any deviation will not be material. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact

Bob Stephenson, CFO, or Matthew Gourmand, SVP Corporate Strategy & Investor Relations, at (410) 427-1700.